UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Interim Chief Financial Officer’s Employment Agreement

Guess?, Inc. (the “Company”) is a party to an Employment Agreement, dated March 14, 2022, with Dennis Secor, the Company’s Interim Chief Financial Officer and Chief Accounting Officer (the “Employment Agreement”). On March 31, 2023, the Company and Mr. Secor entered into a letter agreement to amend the Employment Agreement (the “Amendment”).

The Employment Agreement had provided for the term of Mr. Secor’s employment with the Company to end on March 31, 2023. The Amendment extends the term of Mr. Secor’s employment through March 31, 2024, subject to earlier termination as provided in the Employment Agreement and in the Amendment, at an initial base salary rate of $750,000. Mr. Secor will continue to serve as the Company’s Interim Chief Financial Officer and Chief Accounting Officer until such time as determined by the Company’s Board of Directors. Mr. Secor will not receive an annual bonus opportunity for fiscal year 2024 but he will be entitled to a retention bonus of $350,000 if he remains employed with the Company through March 31, 2024. On April 1, 2023, the Company will grant Mr. Secor an award of restricted stock units that has a grant date fair value of $500,000. The restricted stock units will be scheduled to vest, subject to Mr. Secor’s continued employment with the Company, on March 31, 2024. If Mr. Secor is entitled to severance benefits in accordance with the terms of the Employment Agreement due to a termination of his employment by the Company without cause or by Mr. Secor for good reason (in either case prior to March 31, 2024), his severance benefits will include payment of the retention bonus and full vesting of the new restricted stock unit award. Mr. Secor will also be entitled to a pro-rated payment of his retention bonus and pro-rata vesting of the new restricted stock unit award if his employment with the Company ends prior to March 31, 2024 due to his death or disability.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated March 31, 2023, between Guess?, Inc. and Dennis Secor

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 31, 2023	GUESS?, INC.

		By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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